UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Build-To-Core Industrial Partnership II LP

On January 31, 2018, IPT BTC II LP LLC (the “IPT Limited Partner”) sold and assigned a portion of the IPT Limited Partner’s interest in the Build-To-Core Industrial Partnership II LP (the “BTC II Partnership”) to bcIMC (College) US Realty Inc., bcIMC (Municipal) US Realty Inc., bcIMC (Public Service) US Realty Inc., bcIMC (Teachers) US Realty Inc., bcIMC (WCB) US Realty Inc., bcIMC (WCBAF) Realpool Global Investment Corporation, bcIMC (Hydro) US Realty Inc. and QuadReal US Holdings, Inc. (collectively, the “QuadReal Limited Partner”) in an amount equal to a 5.0% interest in the BTC II Partnership for a purchase price equal to approximately $4.2 million. Prior to the sale, the IPT Limited Partner owned a 12.9% interest in the BTC II Partnership and, after the sale, the IPT Limited Partner owns a 7.9% interest in the BTC II Partnership. The closing of the sale was subject to certain closing conditions, including the amendment of the Agreement of Limited Partnership of the BTC II Partnership by and among the IPT Limited Partner, IPT BTC II GP LLC (the “General Partner” and together with the IPT Limited Partner, the “IPT Partners”), Industrial Property Advisors Sub IV LLC (the “Special Limited Partner”), BCG BTC II Investors LLC (the “BCG Limited Partner”) and the QuadReal Limited Partner (as amended, the “BTC II Partnership Agreement”). The BTC II Partnership Agreement was amended effective as of January 31, 2018, pursuant to the First Amendment to Agreement of Limited Partnership of Build-to-Core Industrial Partnership II LP (the “Amendment”), in order to, among other things, reflect changes to the percentage interests owned by the partners due to the sale described above, an increase in each of the partners’ respective aggregate capital commitments, changes to the targeted investment markets and segments, changes to the special allocation priority granted to the BTC II Partnership with respect to certain investment opportunities, and changes related to certain valuation and reporting requirements.

The IPT Partners (together, with the Special Limited Partner, and collectively the BCG Limited Partner and the QuadReal Limited Partner, the “Partners”) are both wholly-owned subsidiaries of Industrial Property Trust Inc. (the “Company”). The BTC II Partnership Agreement, as amended on January 31, 2018, includes the following key provisions:

•          The IPT Partners own an 8.0% interest in the BTC II Partnership, the BCG Limited Partner owns a 2.0% interest and the QuadReal Limited Partner owns the remaining 90.0% interest. The BTC II Partnership has a term ending on May 19, 2027 (the “Term”) and has an investment period (the “Investment Period”) ending on the earliest to occur of: (i) May 19, 2022 and (ii) twelve months after the expiration of the four year period in which the General Partner is obligated to present investment opportunities to the BTC II Partnership (the “Identification Period”). The Identification Period may be shortened upon the rejection by the QuadReal Limited Partner’s representative on the executive committee of the BTC II Partnership (the “QuadReal Representative”) of a certain number of presented investment opportunities or, with respect to each Investment Segment (defined below), upon the date on which the targeted percentage of aggregate capital commitments have been invested in or reserved for investment in such Investment Segment.

•          The BTC II Partnership intends to invest in a portfolio of industrial properties located in certain major United States distribution markets, and to be comprised of approximately (i) 70% development investments and (ii) 30% value-add and core investments (each, an “Investment Segment”).

•          Investments made by the BTC II Partnership will be held indirectly through wholly-owned subsidiaries of the BTC II Partnership (each, a “Partnership Subsidiary”). All investments will be held indirectly through a single Partnership Subsidiary that is expected to elect to be treated as a real estate investment trust for U.S. federal income tax purposes.

•          The General Partner will manage the day-to-day operations of the BTC II Partnership, subject to the rights of the QuadReal Limited Partner to approve certain major decisions, including, but not limited to: the acquisition and sale of investments; the creation or assumption of debt financing; entering into or terminating certain material agreements; settling material litigation; materially changing the tax or legal structure of the BTC II Partnership; entering into certain affiliate transactions; waiver of certain material rights; winding up, dissolution or liquidation of the BTC II Partnership; and any merger or consolidation of the BTC II Partnership.

•          The General Partner is required to have the properties in the BTC II Partnership portfolio appraised by an independent appraiser within the calendar year following acquisition with respect to core and value-add investments and within the calendar year following the date of completion with respect to development investments. Thereafter, the General Partner is required to have such investments appraised annually by an independent appraiser on a three-year rotation basis.

•          The BTC II Partnership Agreement contains procedures for making distributions to the parties, including incentive distributions to the General Partner and the Special Limited Partner, which are subject to certain return thresholds being achieved. The General Partner and the Special Limited Partner have agreed to share any incentive distributions by the BTC II Partnership such that the General Partner shall receive 26.4% of such incentive distributions and the Special Limited Partner shall receive 73.6% of such incentive distributions, which in aggregate represents 80.0% of the incentive distributions attributable to interests in the BTC II Partnership which are not owned by the IPT Partners.

•          The Partners, other than the Special Limited Partner, will be obligated to make capital contributions in proportion to their respective BTC II Partnership interests with respect to each approved investment during the Investment Period subject to any aggregate limits that may be applicable to a Partner’s obligation to contribute capital. In addition, both during and after the Investment Period, the General Partner is permitted to make additional capital calls with respect to certain preservation costs, certain limited operating and capital variances and other items. The Amendment increased the amount of the Partners’ respective aggregate capital commitments.

•          The failure of a Partner to make a required capital contribution will result in the non-defaulting Partners having the right, but not the obligation, to: (i) require the Partner who made the capital call to revoke or revise the capital call notice and return the capital contributed by the non-defaulting partner pursuant to such capital call; (ii) fund the shortfall which, if funded, will be treated as a preferred equity capital contribution to the BTC II Partnership which accrues a preferred return; or (iii) make a capital contribution to the BTC II Partnership equal to the shortfall which will result in the dilution of the defaulting Partner’s interest in the BTC II Partnership. In addition, the defaulting Partner may forfeit certain rights under the BTC II Partnership Agreement, which rights will be reinstated if the funding of the shortfall is treated as a loan and the defaulting Partner repays the loan in full. If the defaulting Partner is an IPT Partner, then during the default period, it will be grounds to remove the General Partner for “cause,” as described below. If one of the IPT Limited Partners or the BCG Limited Partner fails to make a required capital contribution, and the other funds the required capital contribution, the funding Partner may elect, but is not obligated, to fund the non-funding Partner’s required capital contribution.

•          Subject to certain exceptions, during the Identification Period, the General Partner is required to present: (i) all potential industrial property development investments until March 31, 2018, and thereafter one out of every three potential industrial property development investments; and (ii) value-add and core industrial property investment opportunities from time to time in accordance with the allocation policy employed by the Company’s sponsor. If the BTC II Partnership declines to invest in any such opportunity due to the rejection by the QuadReal Representative of the potential investment, the Company or its affiliates will be permitted to pursue the opportunity. The General Partner’s obligation to present investment opportunities as described herein will terminate under certain circumstances, including but not limited to the removal of the General Partner or the rejection by the QuadReal Representative of a certain number of presented opportunities, as described above.

•          The General Partner may be removed for “cause” as defined in the BTC II Partnership Agreement, which includes, but is not limited to: (i) the commission by the General Partner of an uncured material breach, a willful bad act, or gross negligence which has a material adverse effect on the BTC II Partnership; (ii) an unpermitted change in control of the Company; or (iii) the bankruptcy of the General Partner. If the QuadReal Limited Partner requests the removal of the General Partner, the removal determination will be made by binding arbitration. If the arbitration results in a determination to remove the General Partner, then the QuadReal Limited Partner will appoint a replacement general partner from a previously approved list of third-party real estate and investment management companies.

•          Each of the IPT Limited Partner, the BCG Limited Partner and the QuadReal Limited Partner will not be permitted to transfer (as defined in the BTC II Partnership Agreement) their respective interests in the BTC II Partnership to a third party until the first date on which (x) 75% of the rentable space of the BTC II Partnership’s last acquired development investment has been leased to tenants under leases for which the lease commencement date has occurred and such tenants have taken occupancy of their premises and have commenced base rent payments, and (y) the weighted average lease term of the leases with respect to such development investment is greater than two years (assuming, in the determination of the weighted average lease term, that any existing tenant termination right is exercised as of the first date such termination would be effective, and no existing tenant option to extend its lease is exercised) (the “Trigger Date”), at which time each of the IPT Limited Partner, the BCG Limited Partner and the QuadReal Limited Partner will be permitted to transfer all (but not less than all) of their respective interests, subject to certain limitations and requirements (including, with respect to a transfer of the IPT Limited Partner’s interest in the BTC II Partnership to a transferee, the requirement that there be a concurrent transfer by the General Partner of its interest in the BTC II Partnership to such transferee, which transfer shall be subject to the limitations set forth in the immediately succeeding sentence). Following the Trigger Date, the General Partner also will be permitted to transfer its interest in the BTC II Partnership to a third-party institutional transferee meeting certain conditions set forth in the BTC II Partnership Agreement, subject to the approval of the QuadReal Limited Partner. Each Partner may transfer its respective interest to an affiliate of such Partner at any time, subject to certain limitations. With respect to a transfer to a third party, any non-transferring Partner will have a right of first offer with respect to the transferring Partner’s interest, as well as customary tag-along rights. If an IPT Partner rejects an offer pursuant to its right of first offer, the BCG Limited Partner may elect to accept such offer in lieu of the IPT Partner.

•          At any time after the Trigger Date, the IPT Limited Partner or the QuadReal Limited Partner will have the right to trigger a buy-sell mechanism. For purposes of the buy-sell mechanism, the IPT Partners will be deemed a single partner. Upon delivery of a buy-sell notice, the buy-sell mechanism shall commence by any partner offering to purchase the entire interest of the other partners and the offeree must either sell its interest at the offered price or elect to buy the interest of the offering partner at the offered price. The IPT Partners will have a one-time right to delay any liquidation of the BTC II Partnership and the buy-sell process for up to 90 days (which in certain events may be extended to not more than six months in aggregate) if the Company is pursuing a transaction by which its common shares would become listed on a national securities exchange.

•          At any time, the IPT Partners may transfer all or any portion of their respective interest in the BTC II Partnership to one or more affiliates of Black Creek Group LLC (“BCG”); provided that (i) if the General Partner transfers all but not less than all of its interest in the BTC II Partnership to one or more affiliates of BCG, such transferee shall become a substitute General Partner and assume all of the rights and obligations of the General Partner, and (ii) if the IPT Limited Partner transfers all but not less than all of its interest in the BTC II Partnership to one or more affiliates of BCG, such transferee shall assume the rights and obligations of the IPT Limited Partner.

•          Not more than 12 months prior to the expiration of the Term, each of the IPT Limited Partner and the QuadReal Limited Partner will have the right to cause a forced sale of the investment portfolio and other assets of the BTC II Partnership for a proposed price, subject to a right of first offer in favor of the non-initiating Partners to acquire the entire interest of the initiating Partner for a price determined in accordance with the terms of the BTC II Partnership Agreement (the “ROFO Price”). In the event the non-initiating Partners decline to purchase the interest of the initiating Partner for the ROFO Price, the initiating Partner will have the right to market the portfolio to a third party at a price not less than 98% of the initiating Partner’s original proposed price. The initiating Partner may thereafter elect to present a forced sale of the portfolio for a price less than 98% of the initiating Partner’s original proposed price, subject to a right of first refusal in favor of the non-initiating Partners.

•          In the event of (i) a dispute as to “cause” (as described above) or (ii) a deadlock event prior to the Trigger Date, any Limited Partner may deliver a written arbitration notice to the other Partners and initiate a final and binding arbitration procedure as described in the BTC II Partnership Agreement.

•          As compensation for the General Partner providing acquisition and asset management services and, to the extent applicable, development management and development oversight services, the BTC II Partnership will pay the General Partner, or its designee, certain fees in accordance with the terms of the BTC II Partnership Agreement.

In connection with the sale of a portion of the IPT Limited Partner’s interest in the BTC II Partnership, the Company will pay Industrial Property Advisors LLC, its external advisor (the “Advisor”), a disposition fee equal to $105,875.

Item 8.01 Other Events

Risk Factors

As noted, on January 31, 2018, the BTC II Partnership Agreement was amended. As amended, the BTC II Partnership Agreement updated the terms of the special priority granted to the BTC II Partnership under the allocation policy followed by Industrial Advisors Group LLC (the “Sponsor”), the Company’s sponsor, with respect to development investments and eliminated the special priority that previously has been granted to the BTC II Partnership with respect to value-add and core investments. To reflect this change, the Company has updated the following risk factor which appeared in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

We will compete with entities sponsored or advised by affiliates of the Sponsor, for whom affiliates of the Sponsor provide certain advisory or management services, for opportunities to acquire or sell investments, and for customers, which may have an adverse impact on our operations.

We will compete with entities sponsored or advised by affiliates of the Sponsor, whether existing or created in the future, as well as entities for whom affiliates of the Sponsor provide certain advisory or management services, for opportunities to acquire, lease, finance or sell certain types of properties. We may also buy, finance or sell properties at the same time as these entities are buying, financing or selling properties. In this regard, there is a risk that we will purchase a property that provides lower returns to us than a property purchased by entities sponsored or advised by affiliates of the Sponsor and entities for whom affiliates of the Sponsor provide certain advisory or management services. Certain entities sponsored or advised by affiliates of the Sponsor own and/or manage properties in geographical areas in which we expect to own properties. Therefore, our properties may compete for customers with other properties owned and/or managed by these entities. The Advisor may face conflicts of interest when evaluating customer leasing opportunities for our properties and other properties owned and/or managed by these entities and these conflicts of interest may have a negative impact on our ability to attract and retain customers.

The Sponsor and the Advisor have implemented lease allocation guidelines to assist with the process of the allocation of leases when we and certain other entities to which affiliates of the Advisor are providing certain advisory services have potentially competing properties with respect to a particular customer. Pursuant to the lease allocation guidelines, if we have an opportunity to bid on a lease with a prospective customer and one or more of these other entities has a potentially competing property, then, under certain circumstances, we may not be permitted to bid on the opportunity and in other circumstances, we and the other entities will be permitted to participate in the bidding process. The lease allocation guidelines are overseen by a joint management committee consisting of our management committee and certain other management representatives associated with other entities to which affiliates of the Advisor are providing similar services.

Because affiliates of the Sponsor and the Advisor currently sponsor and in the future may advise other investment vehicles (each, an “Investment Vehicle”) with overlapping investment objectives, strategies and criteria, potential conflicts of interest may arise with respect to industrial real estate investment opportunities (“Industrial Investments”). In order to manage this potential conflict of interest, in allocating Industrial Investments among the Investment Vehicles, the Sponsor follows an allocation policy (the “Allocation Policy”) which currently provides that if the Sponsor or one of its affiliates is awarded and controls an Industrial Investment that is suitable for more than one Investment Vehicle, based upon various Allocation Factors (defined below), including without limitation availability of capital, portfolio objectives, diversification goals, target investment markets, return requirements, investment timing and the Investment Vehicle’s applicable approval discretion and timing, then the Industrial Investment will be allocated to Investment Vehicles on a rotational basis and will be allocated to the Investment Vehicle at the top of the rotation list (that is, the Investment Vehicle that has gone the longest without being allocated an Industrial Investment). If an Investment Vehicle on the list declines the Industrial Investment, it will be rotated to the bottom of the rotation list. Exceptions may be made to the Allocation Policy for (x) transactions necessary to accommodate an exchange pursuant to Section 1031 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (y) characteristics of a particular Industrial Investment or Investment Vehicle, such as adjacency to an existing asset, legal, regulatory or tax concerns or benefits, portfolio balancing or other Allocation Factors listed below, which make the Industrial Investment more advantageous to one of the Investment Vehicles. In addition, the Sponsor may from time to time specify that it will not seek new allocations for more than one Investment Vehicle at a time until certain minimum allocation levels are reached.

The Sponsor may from time to time grant to certain Investment Vehicles certain exclusivity, rotation or other priority (each, a “Special Priority”) with respect to Industrial Investments. The only currently existing Special Priority has been granted to our second build-to-core fund (“BTC II”), pursuant to which BTC II will be presented with the following Industrial Investments (subject to the terms and conditions of the BTC II partnership agreement):

•                  BTC II will have the first option to pursue all potential development investments prior to March 31, 2018, and thereafter one out of every three potential development investments.

The Special Priority granted to BTC II will terminate on the earlier to occur of certain events described in the BTC II partnership agreement, such that it will terminate by or before May 2021. The Sponsor or its affiliates may grant additional Special Priorities in the future and from time to time.

“Allocation Factors” are those factors that the Sponsor maintains and updates from time to time based on review by the Sponsor’s Head of Real Estate. Current examples of Allocation Factors include:

•                  Overall investment objectives, strategy and criteria, including product type and style of investing (for example, core, core plus, value-add and opportunistic);

•                  The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

•                  The cash requirements of each program;

•                  The strategic proximity of the Industrial Investment to other assets;

•                  The effect of the acquisition on diversification of investments, including by type of property, geographic area, customers, size and risk;

•                  The policy of each program relating to leverage of investments;

•                  The effect of the acquisition on loan maturity profile;

•                  The effect on lease expiration profile;

•                  Customer concentration;

•                  The effect of the acquisition on ability to comply with any restrictions on investments and indebtedness contained in applicable governing documents, SEC filings, contracts or applicable law or regulation;

•                  The effect of the acquisition on the applicable entity’s intention not to be subject to regulation under the Investment Company Act;

•                  Legal considerations, such as Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Foreign Investment in Real Property Tax Act (“FIRPTA”), that may be applicable to specific investment platforms;

•                  The financial attributes of the Industrial Investment;

•                  Availability of financing;

•                  Cost of capital;

•                  Ability to service any debt associated with the Industrial Investment;

•                  Risk return profiles;

•                  Targeted distribution rates;

•                  Anticipated future pipeline of suitable investments;

•                  Expected holding period of the Industrial Investment and the applicable entity’s remaining term;

•                  Whether the applicable entity still is in its fundraising and acquisition stage, or has substantially invested the proceeds from its fundraising stage;

•                  Whether the applicable entity was formed for the purpose of making a particular type of investment;

•                  Affiliate and/or related party considerations;

•                  The anticipated cash flow of the applicable entity and the asset;

•                  Tax effects of the acquisition, including on REIT or partnership qualifications;

•                  The size of the Industrial Investment; and

•                  The amount of funds available to each program and the length of time such funds have been available for investment.

The Sponsor may modify its overall allocation policies from time to time. Any changes to the Sponsor’s allocation policies will be timely reported to our Conflicts Resolution Committee. The Advisor will be required to provide information to our board of directors on a quarterly basis to enable our board of directors, including the independent directors, to determine whether such policies are being fairly applied.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the future activities of the BTC II Partnership) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the quantity and quality of investment opportunities available to the BTC II Partnership and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

Item 9.01. Financial Statement and Exhibits.

(d)                  Exhibits.

Exhibit No.	Description
10.1

First Amendment to Agreement of Limited Partnership of Build-To-Core Industrial Partnership II LP, dated January 31, 2018, by and among IPT BTC II GP LLC, IPT BTC II LP LLC, Industrial Property Advisors Sub IV LLC, BCG BTC II Investors LLC, bcIMC (WCBAF) Realpool Global Investment Corporation, bcIMC (College) US Realty Inc., bcIMC (Municipal) US Realty Inc., bcIMC (Public Service) US Realty Inc., bcIMC (Teachers) US Realty Inc., bcIMC (WCB) US Realty Inc., bcIMC (Hydro) US Realty Inc., and QuadReal US Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

February 6, 2018	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Managing Director, Chief Financial Officer